EXHIBIT 10.3

                            nStor Technologies, Inc.
                              100 Century Boulevard
                            West Palm Beach, FL 33417



May 31, 2003



Cenvill Recreation, Inc.
100 Century Blvd
West Palm Beach, FL 33417
Attn:   Mark F. Levy


Dear Mr. Levy:

We have agreed to the following amendments to that certain Promissory Note, dated December 30, 2002, in the amount of $560,000.00 (the "Note"), payable by nStor Technologies, Inc. to Cenvill Recreation, Inc., a copy of which is attached hereto.

          1) The maturity date of the Note is hereby extended from May 31, 2003 to December 31, 2003 ("Maturity").

          2) Accrued and unpaid interest on the Note from December 30, 2002 through Maturity at the rate of eight percent (8%) per annum will accrue on the unpaid balance of the Note and be payable at Maturity.

Except as set forth in this letter, the Note remains unmodified and in full force and effect.

Please indicate your concurrence with the foregoing.

Sincerely,
                                                        Cenvill Recreation, Inc.
/s/ Jack Jaiven                                         Agreed:
                                                        By: /s/ Mark F. Levy
Jack Jaiven                                                     Mark F. Levy
Vice President and Treasurer                                    President